ITEX RETAINS GENESIS SELECT FOR INVESTOR RELATIONS INITIATIVES

Bellevue, WA - March 6, 2008 - ITEX Corporation (OTCBB: ITEX), The Membership Trading CommunitySM, a leading marketplace for cashless business transactions in North America, today announced that it retained Genesis Select Corporation to manage investor relations initiatives and to create more visibility for ITEX in the investment community.

“We are pleased to have Genesis Select assist ITEX in enhancing our investor relations programs and creating more awareness for our Company among investors,’’ said Steve White, Chairman and CEO of ITEX. “We have been working hard on execution, giving little attention to the investor relations function. In fact, we have not utilized a investor relations firm since 2003. I think it’s time to share our successes with a broader investor audience and do so with an experienced, well respected, professional firm. For ten years, Genesis Select has generated significant investor interest in emerging growth microcap companies as measured by both increased institutional ownership and research coverage. One of our board members previously worked with the Genesis team for many years and was impressed with their established relationships on Wall Street and their ability to deliver solid results," added White.

“ITEX is at the forefront of revitalizing the business to business exchange marketplace with its network of 24,000 small business owners conducting more than $270 million in annual transaction volume. ITEX has begun to show both organic growth in registered users and revenue and has been a leading industry consolidator,” said Budd Zuckerman, president of Genesis Select. “The Company has achieved profitable results and strong, positive cash flow off a modest revenue base; utilizing some of its cash to repurchase its shares and complete three strategic acquisitions over the past three years. These are characteristics that both existing and new shareholders will appreciate. The Company recently introduced a Software as a Service (SaaS) model. This approach enables small and midsized businesses to create and reward communities, within their employee and customer base, using the ITEX proprietary exchange platform. We are really excited about the potential of SaaS as a new revenue generating initiative” added Zuckerman.

"Our Company continues to grow and execute well and we believe it’s time to raise our profile with investors. I look forward to working with Genesis Select and expect their efforts will be an important factor in creating more visibility for ITEX and an expanded investor base, “concluded White.

About ITEX

ITEX, The Membership Trading Community SM, is a thriving community of member businesses buying and selling more than $270 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, WA. For more information, please visit ITEX’s website at www.itex.com.

About Genesis Select

Genesis Select Corporation is an independent investment advisory and financial communications firm that specializes in micro through mid-capital public companies. The firm's senior professionals integrate knowledge and expertise gained over 50 years at prominent Wall Street firms. Genesis Select works closely with clients to maximize shareholder value through strategic institutional investor relations and financial communications programs. For more information on Genesis Select visit the Company’s website at www.genesisselect.com.

Contacts:
Alan Zimmelman
ITEX Corporation
425.463.4017
alan@itex.com

Budd Zuckerman
Genesis Select
303-415-0200
bzuckerman@genesisselect.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at www.sec.gov., including under the caption, “Management's Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of March 6, 2008, and ITEX undertakes no duty to update this information.